UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 18, 2009 (December 9, 2009)
DYNAMEX INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-21057 (Commission File Number)	86-0712225 (I.R.S. Employer Identification No.)

5429 LBJ Freeway, Suite 1000 Dallas, Texas (Address of principal executive offices)	75240 (Zip Code)
Registrant’s telephone number, including area code:
(214) 560-9000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
     The Board of Directors recently solicited audit service proposals for the year ended July 31, 2010 audit from three independent public accounting firms in addition to the Company’s independent public accountants for the year ended July 31, 2009. Upon review of all audit service proposals and qualifications, the Board of Directors has appointed BDO Seidman, LLP as the Company’s independent public accountants for the year ending July 31, 2010. BDO Seidman, LLP has served as the Company’s independent public accountants for the prior twelve fiscal years ended July 31, 2009. The appointment of independent public accountants is not required to be approved by the shareholders.
     Mr. Wayne Kern is a member of the Board of Directors and serves as the Company’s Secretary. Mr. Kern is an independent member of the Board of Directors, as he does not receive any compensation to serve as its Secretary nor is he an employee of the Company.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits. The following are filed as exhibits to this report.
99.1 Ratification of Independent Public Accountants by Board of Directors

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DYNAMEX INC.
Dated: December 18, 2009	By:	/s/ Ray E Schmitz
Ray E. Schmitz
Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Ratification of Independent Public Accountants by Board of Directors

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